Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-192024, 333-197373, 333-207658, 333-212722, 333-219496, 333-226367, 333-232329, 333-240043, 333-258256, and 333-266367 on Form S-8 of our reports dated February 24, 2023 relating to the consolidated financial statements of Criteo S.A. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Associés
Paris-La-Défense, France
February 24, 2023